EXHIBIT 3.(i)

RESTATED ARTICLES OF INCORPORATION
OF
TEKTRONIX, INC.

          Pursuant to the provisions of the Oregon Business Corporation Act, the undersigned corporation adopts the following restated articles of incorporation:

ARTICLE I

          The name of the corporation is TEKTRONIX, INC. and its duration shall be perpetual.

ARTICLE II

          The purposes for which the corporation is organized are:

(a)	To research, design, develop, manufacture, sell, lease, repair, service, import and export, and otherwise deal enterprise calculated or resigned to be profitable to this in cathode ray oscilloscopes and other electronic instruments and devices;

(b)	To engage in any industrial, commercial and agricultural corporation;

(c)

To endorse, guarantee and secure the payment and satisfaction of bonds, coupons, mortgages, deeds of trust, debentures, securities, notes, obligations, evidences of indebtedness, capital shares, interest on obligations and dividends on capital shares of other corporations; also to assume the whole or any part of the liabilities existing or prospective of any person, corporation, firm or association and to aid in any manner any other person, firm or corporation with which it has business dealings or whose stocks, bonds or other obligations are held or are in any manner guaranteed by the corporation, and to do any other acts and things for the preservation, protection, improvement or enhancement of the value of such stocks, bonds or other obligations; and to use its name and credit for the benefit of other corporations, firms, associations, partnerships, trust, companies, or individuals, in any way which may seem to the corporation to be proper or necessary in connection with the business of the corporation.

(d)	In general, to engage in any lawful activity and to do any and all things, to the same extent as a natural person might or could do, and to carry on any business in connection therewith and to do all things not forbidden and with all the powers conferred upon corporations by the Oregon Business Corporation Act, as amended.

  ARTICLE III

          The aggregate number of shares which the corporation shall have authority to issue is 20,000,000 Common Shares, without par value.

ARTICLE IV

          No shareholder of the corporation shall have any pre-emptive or other first right to acquire treasury shares or any new issue of shares of the corporation either presently authorized or to be authorized.

ARTICLE V

          Any directorship to be filled by reason of an increase in the number of directors may be filled by the affirmative vote of a majority of the increased number of directors fixed by the bylaws. Any such directorship not so filled shall be filled by election at the next annual meeting of shareholders or at a special meeting of shareholders called for that purpose.

ARTICLE VI

          Any contract or other transaction between the corporation and one or more of its directors, or between the corporation and another party in which one or more of its directors are interested shall be valid notwithstanding the presence or participation of such director or directors in a meeting of the board of directors which acts upon or in reference to such contract or transaction, if the fact of such interest shall be disclosed or known to the board of directors and it shall authorize and approve such contract or transaction by a vote of a majority of the directors present. Such interested director or directors may be counted in determining whether a quorum is present at any such meeting, but shall not be counted in calculating the majority necessary to carry such vote. This Article VI shall not invalidate any contract or other transaction which would otherwise be valid under applicable law.

ARTICLE VII

          The corporation shall indemnify any director or officer of the corporation, or any person who may have served at its request as a director or officer of another corporation in which it owns shares of capital stock or of which it is a creditor, against expenses actually and necessarily incurred by him in connection with the defense of any action, suit or proceeding in which he is made a party by reason of being or having been such director or officer, except in relation to matters as to which he shall be adjudged in such action, suit or proceeding to be liable for negligence or misconduct in the performance of duty. Such indemnification shall not be deemed exclusive of any other rights to which such director or officer may be entitled.

ARTICLE VIII

          The address of the registered office of the corporation at the time of the adoption of these restated articles of incorporation is 13955 S.W. Millikan Way (Post Office Box 500), Beaverton, Oregon, and the name of its registered agent at such address is James B. Castles.

ARTICLE IX

          The stated capital of the corporation at the time of the adoption of these stated articles of incorporation is $3,990,000.

ARTICLE X

          These restated articles of incorporation supersede the heretofore existing articles of incorporation and all amendments thereto.

DATED July 29, 1963.		TEKTRONIX, INC.

		By	HOWARD VOLLUM
Its President

		By	JAMES B. CASTLES
Its Secretary

STATE OF OREGON	)
) ss.
County of Washington	)

I, MICHAEL M. BRAND, a notary public, do hereby certify that on this 29th day of July, 1963, personally appeared before me JAMES B. CASTLES, who, being first duly sworn, declared that he is the secretary of TEKTRONIX, INC., an Oregon corporation, that he signed the foregoing document as secretary of the corporation, and that the statements therein contained are true.

MICHAEL M. BRAND
Notary Public for Oregon My Commission Expires December 5, 1966

STATEMENT TO ACCOMPANY
RESTATED ARTICLES OF INCORPORATION
OF
TEKTRONIX, INC.

          Pursuant to the requirements of ORS 57.385 of the Oregon Business Corporation Act, the undersigned corporation submits the following statement:

          FIRST:  The name of the corporation is TEKTRONIX, INC.

        SECOND:  The restated articles of incorporation filed herewith were adopted by the shareholders of the corporation on July 22, 1963.

        THIRD:  The number of shares of the corporation outstanding at the time of such adoption and entitled to vote thereon was 3,990,000. The designation and number of outstanding shares of each class entitled to vote thereon as a class were as follows:

Class	Number of Shares
Class V Common Shares	3,330,008
Class N Common Shares	659,992

          FOURTH:  The number of shares voted for such restated articles of incorporation was 3,741,215 and the number of shares voted against such restated articles of incorporation was none. The number of shares of each class entitled to vote thereon as a class voted for and against such restated articles of incorporation, respectively, was:

	Number of Shares Voted
Class	For	Against
Class V Common Shares	3,330,008	None
Class N Common Shares	659,992	None

DATED July 29, 1963.

TEKTRONIX, INC.

By	HOWARD VOLLUM
Its President

By	JAMES B. CASTLES
Its Secretary

STATE OF OREGON          )
                                                )    ss.
County of Washington          )

          I, MICHAEL M. BRAND, a notary public, do hereby certify that on this 29th day of July, 1963, personally appeared before me JAMES B. CASTLES, who, being first duly sworn, declared that he is the secretary of TEKTRONIX, INC., an Oregon corporation, that he signed the foregoing document as secretary of the corporation, and that the statements therein contained are true.

MICHAEL M. BRAND
Notary Public for Oregon
My commission expires December 5, 1966

ARTICLES OF AMENDMENT

OF

TEKTRONIX, INC.

          Pursuant to ORS 57.370, these Articles of Amendment were adopted by the undersigned corporation:

   1.   The name of the corporation is TEKTRONIX, INC.

  2.    The amendment changes Article VII of the Restated Articles of Incorporation of the corporation. Article VII as amended reads as follows:

ARTICLE VII

          A. The corporation shall, in accordance with this Article, indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, by reason of the fact that he is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, or, with respect to any criminal action or proceeding, that he had reasonable cause to believe that his conduct was unlawful.

          B. The corporation shall, in accordance with this Article, indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

          C. To the extent that a director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in paragraphs A and B of this Article or in defense of any claim, issue or matter therein, he shall be entitled to indemnification as of right against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection therewith. Any other indemnification under paragraphs A and B of this Article, unless ordered by a court, shall be made by the corporation upon a determination that indemnification of the director or officer is proper in the circumstances because he has met the applicable standard of conduct set forth in paragraphs A and B of this Article. Such determination shall be made (i) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (ii) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel, who may be regular counsel, for the corporation, in a written opinion, or (iii) by the shareholders.

          D. Expenses incurred in connection with an action, suit or proceeding may be paid or reimbursed by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the corporation.

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          E. The indemnification provided by this Article shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any statute, bylaw, agreement, vote of shareholders or directors or otherwise, both as to action in any official capacity and as to action in another capacity while holding an office, and shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such person.

          F. The corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this Article.

          G. Any person other than a director or officer who is or was an employee or agent of the corporation or is or was serving at the request of the corporation as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise may be indemnified to such extent as the board of directors in its discretion at any time or from time to time may authorize.

   3.   The amendment was adopted by the shareholders of the corporation on September 15, 1973.

   4.   At the time of adoption of the amendment, there were 8,174,824 of the corporation’s common shares, without par value, outstanding and entitled to vote on the amendment.

   5.   7,062,521 shares voted for the amendment and 52,098 shares voted against the amendment.

          IN WITNESS WHEREOF, we, the undersigned officers of

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TEKTRONIX, INC. declare under the penalties of perjury that we have examined the foregoing Articles of Amendment and to the best of our knowledge and belief they are true, correct and complete.

          DATED: September 27, 1973.

EARL WANTLAND
President

JAMES B. CASTLES
Secretary

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ARTICLES OF AMENDMENT

OF

TEKTRONIX, INC.

          Pursuant to ORS 57.360(1), these Articles of Amendment were adopted by the undersigned corporation:

          1. The name of the corporation is TEKTRONIX, INC.

          2. The amendment changes Article III of the Restated Articles of Incorporation of the corporation. Article III, as amended, reads as follows:

ARTICLE III

          The aggregate number of shares which the corporation shall have authority to issue is 40,000,000 Common Shares, without par value.

          3. The amendment was adopted by the shareholders of the corporation on September 24, 1977.

          4. At the time of adoption of the amendment, there were 17,749,450 of the corporation’s Common Shares, without par value, outstanding and entitled to vote on the amendment.

          5. Of the total outstanding shares entitled to vote, 15,565,242 shares voted for the amendment and 46,178 shares voted against the amendment.

          6. The amendment does not provide for an exchange, reclassification or cancellation of issued shares.

          7. The amendment does not effect a change in the amount of stated capital.

          IN WITNESS WHEREOF, we, the undersigned officers of TEKTRONIX, INC., declare under the penalties of perjury that we have examined the foregoing Articles of Amendment and to the best of our knowledge and belief they are true, correct, and complete.

          DATED: September 28, 1977.

TEKTRONIX, INC.

By	EARL WANTLAND
President

By	JAMES B. CASTLES
Secretary

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ARTICLES OF AMENDMENT

OF

TEKTRONIX, INC.

          Pursuant to ORS 57.360(1), these Articles of Amendment were adopted by the undersigned corporation:

          1. The name of the corporation is TEKTRONIX, INC.

        2. The amendment changes Article III of the Restated Articles of Incorporation of the corporation. Article III, as amended, reads as follows:

ARTICLE III

        1. The aggregate number of shares which the corporation shall have authority to issue is sixty-one million (61,000,000) shares, divided into sixty million (60,000,000) Common Shares, without par value, and one million (1,000,000) shares of No Par Serial Preferred Shares, without par value.

        2. The preferences, limitations and relative rights of the shares of each class shall be as follows:

        (i)  No Par Serial Preferred Shares.

             (a) Division Into Series. The corporation’s board of directors is hereby expressly granted authority to divide any or all shares of the corporation’s Preferred Shares into series designated " % No Par Serial Preferred Shares" (inserting in each case the annual dividend rate, as fixed and determined by the board of directors for each series) and to fix and determine from time to time and to the extent permitted by law the relative powers, rights and preferences of the shares of such series and the qualifications, limitations, or restrictions thereof. Failure of the board of directors to specify any rights and preferences in the resolution establishing any series of the Preferred Shares shall be deemed a denial of any such rights and preferences so omitted.

             (b) Dividends. The holders of the Preferred Shares of each series shall be entitled to receive, when and as declared by the board of directors, dividends at the rate which shall have been fixed and determined for such series, if any, and no more, in preference to or in such relation to the dividends payable on any other class or classes or series of shares as hereinafter set forth. Such dividends shall not be cumulative. Computation of the amount of dividends accrued in respect of a fraction of a year shall be on the basis of a 360- day year. In case dividends for any period are not paid in full, all shares of Preferred Shares of all series shall participate ratably in the payment of dividends for such period in proportion to the full amounts of such dividends for such period to which they are respectively entitled. Unpaid dividends shall not bear interest. No dividend shall be declared or paid or set apart for payment in any fiscal year on the Common Shares or on any other class of shares of the corporation ranking as to dividends subordinate to the Preferred Shares, other than dividends payable in Common Shares or in any other class of shares of the corporation ranking as to dividends subordinate to the Preferred Shares, and no payment shall be made to any sinking fund for the Preferred Shares or for any other class of shares of the corporation ranking as to dividends on a parity with or subordinate to the Preferred Shares, until all dividends for such fiscal year at the rate which shall have been fixed and determined for all outstanding shares of each series of Preferred Shares have been declared and paid, or set apart for payment, in full.

             (c) Voting. Except as otherwise expressly required by law or by the Restated Articles of Incorporation, as amended, shares of Preferred Shares shall not be entitled to vote on any matter submitted to the shareholders. On any matter as to which voting of the Preferred Shares shall be required by law or by the Restated Articles of Incorporation, as amended, such shares shall be entitled to one vote per share and all series thereof shall vote as one class

             (d) Liquidation. The holders of Preferred Shares of each series shall be entitled to receive, before any payment or distribution of the assets of the corporation, whether capital or surplus, shall be made to or set apart for the holders of the Common Shares or any other series or class of shares ranking junior to such series of Preferred Shares as to rights upon liquidation, upon the liquidation, dissolution or winding up of the affairs of the corporation, voluntary or involuntary, the amount fixed and determined for such series, together with all dividends declared and unpaid thereon to the date of final distribution, and no more. If, upon liquidation, dissolution or winding up of the corporation, the assets of the corporation distributable among the holders of the Preferred Shares shall be insufficient to pay in full the preferential amount aforesaid, then such assets shall be distributed among such holders ratably in proportion to the full amounts which would be payable on such shares if all amounts payable thereon were paid in full. Neither the merger nor consolidation of the corporation into or with any other corporation nor the merger or consolidation of any other corporation into or with the corporation, nor a sale, transfer or lease of all or any

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part of the assets of the corporation shall be deemed to be a liquidation, dissolution or winding up of the corporation within the meaning of this paragraph (d).

         (ii) Common Shares. Subject to all the rights and preferences of the Preferred Shares, the Common Shares shall have the following rights and limitations:

                (a) Dividends. Whenever there shall have been paid or set aside for payment to the holders of the outstanding shares of Preferred Shares and to the holders of outstanding shares of any other class of shares having preference over the Common Shares as to the payment of dividends the full amount of dividends and of sinking fund or purchase fund or other retirement payments, if any, to which such holders are respectively entitled in preference to the Common Shares, then dividends may be paid on the Common Shares and on any class or series of shares entitled to participate therewith as to dividends, out of any assets legally available for the payment of dividends, but only when and as declared by the board of directors, provided that dividends payable in Common Shares or in any other class of shares ranking as to dividends and assets subordinate to the Preferred Shares may be paid without regard to the status of payments to the holders of Preferred Shares or other classes of shares.

                (b) Voting Rights. Holders of Common Shares shall be entitled to one vote per share on any matter submitted to the shareholders.

                (c) Liquidation Rights. In the event of any liquidation, dissolution or winding up of the corporation, after there shall have been paid to or set aside for the holders of the shares of Preferred Shares and any other class of shares having preference over the Common Shares in the event of liquidation, the full preferential amounts to which they are respectively entitled, the holders of the Common Shares and of any class or series of shares entitled to participate therewith, in whole or in part, as to the distribution of assets, shall be entitled to receive the remaining assets of the corporation available for distribution.

          3. The amendment was adopted by the shareholders of the corporation on September 24, 1983.

          4. At the time of adoption of the amendment, there were 19,105,818 of the corporation’s Common Shares, without par value, outstanding and entitled to vote on the amendment.

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          5. Of the total outstanding shares entitled to vote, 15,303,002 shares voted for the amendment, 482,646 shares voted against the amendment and 503,192 shares abstained.

          6. The amendment does not provide for an exchange, reclassification or cancellation of issued shares.

          7. The amendment does not effect a change in the amount of stated capital.

         IN WITNESS WHEREOF, we, the undersigned officers of TEKTRONIX, INC., declare under the penalties of perjury that we have examined the foregoing

Articles of Amendment and to the best of our knowledge and belief they are true, correct, and complete.

                           DATED: September 27, 1983.

TEKTRONIX, INC.
By	EARL WANTLAND
President

By	R. ALLAN LEEDY, JR.
Secretary

4

ARTICLES OF AMENDMENT

OF

TEKTRONIX, INC.

                            Pursuant to ORS 57.360(1), these Articles of Amendment were adopted by the undersigned corporation:

1. The name of the corporation is TEKTRONIX, INC.

2. The amendment adds a new Article XI to the Restated Articles of incorporation, as amended, of the corporation. Article XI reads as follows:

ARTICLE XI

                         1. Whether or not a vote of shareholders is otherwise required, the affirmative vote of the holders of not less than 80 percent of the outstanding number of "Voting Shares" (as hereinafter defined) of the corporation shall be required for the approval or authorization of any "Business Transaction" (as hereinafter defined) with a "Related Person" (as hereinafter defined) or any Business Transaction in which a Related Party has an interest (except proportionately as a shareholder of the corporation); provided, however, that the 80 percent voting requirement shall not be applicable if either:

                                 (i) The "Continuing Directors" (as hereinafter defined) of the corporation by at least a majority vote (a) have expressly approved in advance the acquisition of the outstanding number of Voting Shares that caused such Related Person to become a Related Person, or (b) have expressly approved such Business Transaction; or

                                 (ii) The cash or fair market value (as determined by at least a majority of the Continuing Directors) of the property, securities or other consideration to be received per share by holders of Voting Shares of the corporation (other than the Related Person) in the Business Transaction is not less than the "Highest Purchase Price" (as hereinafter defined) paid by the Related Person involved in the Business Transaction in acquiring any of its holdings of the corporation’s Voting Shares.

                        2. For purposes of this Article XI:

                                  (i) The term "Business Transaction" shall include, without limitation, (a) any merger, consolidation or plan of exchange of the corporation, or any entity controlled by or under common control with the corporation, or any entity controlled by or under common control with the corporation, with or into any Related Person, or any entity controlled by or under common control with such Related Person, (b) any merger, consolidation or plan of exchange of a Related Person, or any entity controlled by or under common control with such Related Person, with or into the corporation or any entity controlled by or under common control with the corporation, (c) any sale, lease, exchange, transfer or other disposition (in one transaction or a series of transactions), including without limitation a mortgage or any other security device, of all or any "Substantial Part" (as hereinafter defined) of the property and assets of the corporation, to a Related Person, or any entity controlled by or under common control with such Related Person, (d) any purchase, lease, exchange, transfer or other acquisition (in one transaction or a series of transactions), including without limitation a mortgage or any other security device, of all or any Substantial Part of the property and assets of a Related Person or any entity controlled by or under common control with such Related Person, by the corporation, or any entity controlled by or under common control with the corporation, (e) any recapitalization of the corporation that would have the effect of increasing the voting power of a Related Person, (f) the issuance, sale, exchange or other disposition of any securities of the corporation, or of any entity controlled by or under common control with the corporation, to a Related Person by the corporation or by any entity controlled by or under common control with the corporation, (g) any liquidation, spinoff, splitoff, splitup or dissolution of the corporation proposed by or on behalf of a Related Person, and (h) any agreement, contract or other arrangement providing for any of the transactions described in this definition of Business Transaction.

                                  (ii) The term "Related Person" shall mean and include (a) any individual, corporation, association, trust, partnership or other person or entity (a "Person") which, together with its "Affiliates" (as hereinafter defined) and "Associates" (as hereinafter defined), "Beneficially Owns" (as defined in Rule 13d-3 of the General Rules and Regulations under the Securities Exchange Act of 1934 as in effect at July 12, 1984) in the aggregate 20 percent or more of the outstanding Voting Shares of the corporation, and (b) anyAffiliate or Associate (other than the corporation or a wholly owned subsidiary of the corporation) of any such Person. Two or more Persons acting in concert for the purpose of acquiring, holding

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or disposing of Voting Shares of the corporation shall be deemed a "Person."

                                 (iii) Without limitation, any share of Voting Shares of the corporation that any Related Person has the right to acquire at any time (notwithstanding that Rule 13d-3 deems such shares to be beneficially owned only if such right may be exercised within 60 days) pursuant to any agreement, contract, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise, shall be deemed to be Beneficially Owned by such Related Person and to be outstanding for purposes of subparagraph (ii) above.

                                 (iv) For the purposes of subparagraph (ii) of paragraph 1 of Article XI, the term "other consideration to be received" shall include, without limitation, Common Shares or other capital stock of the corporation retained by its existing stockholders, other than any Related Person or other Person who is a party to such Business Transaction, in the event of a Business Transaction in which the corporation is the survivor.

                                 (v) The term "Voting Shares" shall mean all of the outstanding shares of capital stock of the corporation entitled to vote generally in the election of directors, considered as one class, and each reference to a proportion of shares of Voting Shares shall refer to such proportion of the votes entitled to be cast by such shares.

                                 (vi) The term "Continuing Director" shall mean a director who was a member of the Board of Directors of the corporation on July 12, 1984; provided that any person becoming a director subsequent to July 12, 1984 whose election, or nomination for election by the corporation’s shareholders, was approved by a vote of at least a majority of the Continuing Directors shall be considered as though he or she were a director on July 12, 1984.

                                 (vii) The term "Highest Purchase Price" with respect to a class or series of Voting Shares shall mean the highest amount of consideration paid by the Related Person for a Voting Share of such class or series at any time regardless of whether the share was acquired before or after the Related Person became a Related Person; provided, however, that the Highest Purchase Price shall be appropriately adjusted to reflect the occurrence of any reclassification, recapitalization, stock split, reverse stock split or other readjustment in the number of outstanding Voting Shares of the corporation, or the declaration of a share dividend thereon. The Highest Purchase Price shall include any brokerage commissions, transfer taxes and soliciting dealers’ fees paid by

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a Related Person with respect to the Voting Shares of the corporation acquired by such Related Person.

                                 (viii) A Related Person shall be deemed to have acquired a Voting Share of the corporation at the time when such Related Person became the Beneficial Owner thereof. With respect to the shares owned by Affiliates, Associates or other Persons whose ownership is attributed to a Related Person under the foregoing definition of Related Person, if the price paid by such Related Person for such shares is not determinable by a majority of the Continuing Directors, the price so paid shall be deemed to be the higher of (a) the price paid upon the acquisition thereof by the Affiliate, Associate or other Person or (b) the market price of the shares in question at the time when such Related Person became the Beneficial Owner thereof.

                                 (ix) The term "Substantial Part" shall mean 10 percent or more of the fair market value of the total assets of the Person in question, as reflected on the most recent balance sheet of such Person existing at the time the shareholders of the corporation would be required to approve or authorize the Business Transaction involving the assets constituting any such Substantial Part.

                                 (x) The term "Affiliate," used to indicate a relationship with a specified Person, shall mean a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Person specified.

                                 (xi) The term "Associate," used to indicate a relationship with a specified Person, shall mean (a) any entity of which such specified Person is an officer or partner or is, directly or indirectly, the beneficial owner of 10 percent or more of any class of equity securities, (b) any trust or other estate in which such specified Person has a substantial beneficial interest or as to which such specified Person serves as trustee or in a similar fiduciary capacity, (c) any relative or spouse of such specified Person, or any relative of such spouse, who has the same home as such specified Person or who is a director or officer of the corporation or any of its subsidiaries, and (d) any Person who is a director or officer of such specified entity or any of its parents or subsidiaries (other than the corporation or an entity controlled by or under control with the corporation).

                                 3. For the purposes of this Article XI, a majority of the Continuing Directors shall have the power to make a good faith determination, on the basis of information known to them, of: (i) the number of Voting Shares that any Person Beneficially Owns, (ii) whether a Person is an Affiliate or

4

Associate of another, (iii) whether a Person has an agreement, contract, arrangement or understanding with another as to the matters referred to in subparagraph (2)(i)(h) or (2)(iii) hereof, (iv) the Highest Purchase Price paid by a Related Person, (v) whether the assets subject to any Business Transaction constitute a Substantial Part, (vi) whether any Business Transaction is one in which a Related Person has an interest (except proportionately as a shareholder of the corporation), and (vii) such other matters with respect to which a determination is required under this Article XI.

                                 4. The provisions set forth in this Article XI may not be amended, altered, changed or repealed in any respect unless such action is approved by the affirmative vote of the holders of not less than 80 percent of the outstanding shares of Voting Shares of the corporation.

          3. The amendment was adopted by the shareholders of the corporation on September 22, 1984

          4. At the time of adoption of the amendment, there were 19,317,225 of the corporation’s Common shares, without par value, and no Preferred Shares, without par value, outstanding and entitled to vote on the amendment.

          5. Of the total outstanding shares entitled to vote, 10,723,263 shares voted for the amendment, 5,914,313 shares voted against the amendment and 438,579 shares abstained.

          6. The amendment does not provide for an exchange, reclassification or cancellation of issued shares.

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          7. The amendment does not effect a change in the amount of stated capital.

Dated: September 25, 1984

TEKTRONIX, INC.

By	EARL WANTLAND
Earl Wantland
President

By	R. ALLAN LEEDY, JR.
R. Allan Leedy, Jr.
Secretary

          IN WITNESS WHEREOF, I, the undersigned officer of TEKTRONIX, INC., declare under the penalties of perjury that I have examined the foregoing Articles of Amendment and to the best of my knowledge and belief they are true, correct, and complete.

DATED: September 25, 1984.

By	R. ALLAN LEEDY, JR.
R. Allan Leedy, Jr.
Secretary

6

ARTICLES OF AMENDMENT

OF

TEKTRONIX, INC.

                       Pursuant to ORS 57.360(1), these Articles of Amendment were adopted by the undersigned corporation:

1. The name of the corporation is TEKTRONIX, INC.

2. The amendment revises Article VII to the Restated Articles of Incorporation, as amended, of the corporation, to read as follows:

ARTICLE VII

                      A. The corporation shall indemnify to the fullest extent then permitted by law any person who is made, or threatened to be made, a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, investigative or otherwise (including an action, suit or proceeding by or in the right of the corporation) by reason of the fact that the person is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise against all expenses (including attorneys’ fees), judgments, amounts paid in settlement and fines actually and reasonably incurred in connection therewith.

                      B. Expenses incurred in connection with an action, suit or proceeding may be paid or reimbursed by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay such amounts if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation.

                      C. The indemnification provided hereby shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any statute, bylaw, agreement, vote of shareholders or directors or otherwise, both as to action in any official capacity and as to action in another capacity while holding an office, and shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such person.

                      D. The corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or fiduciary with respect to any employee benefit plans of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent, or as a fiduciary of an employee benefit plan, of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against and incurred by the person in any such capacity, or arising out of the person’s status as such, whether or not the corporation would have the power to indemnify the person against such liability under the provisions of this Article or the Oregon Business Corporation Act.

                      E. Any person other than a director or officer who is or was an employee or agent of the corporation, or fiduciary within the meaning of the Employee Retirement Income Security Act of 1974 with respect to any employee benefit plans of the corporation, or is or was serving at the request of the corporation as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise may be indemnified to such extent as the board of directors in its discretion at any time or from time to time may authorize.

                      3. The amendment was adopted by the shareholders of the corporation on September 27, 1986.

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                      4. At the time of adoption of the amendment, there were

19,321,446 of the corporation’s Common Shares, without par value, and no Preferred Shares, without par value, outstanding and entitled to vote on the amendment.

                      5. Of the total outstanding shares entitled to vote, 16,151,294 shares voted for the amendment, 815,939 shares voted against the amendment and 410,188 shares abstained.

                      6. The amendment does not provide for an exchange, reclassification or cancellation of issued shares.

                      7. The amendment does not effect a change in the amount of stated capital.

                          DATED: October 1, 1986

TEKTRONIX, INC.

By	LARRY N.CHORUBY
Larry N. Choruby
Senior Vice President

By	R. ALLAN LEEDY, JR.
R. Allan Leedy, Jr.
Secretary

                      IN WITNESS WHEREOF, I, the undersigned officer of TEKTRONIX, INC., declare under the penalties of perjury that I have examined the foregoing Articles of Amendment and to the best of my knowledge and belief they are true, correct, and complete.

                     DATED: October 1, 1986

R. ALLAN LEEDY, JR.
R. Allan Leedy, Jr.
Secretary

3

ARTICLES OF AMENDMENT

OF

TEKTRONIX, INC.

                      Pursuant to the Oregon Business Corporation Act, these Articles of Amendment were adopted by the undersigned corporation:

                     1. The name of the corporation is TEKTRONIX, INC.

                     2. On September 26, 1987, the following two amendments to the Restated Articles of Incorporation, as amended, of the corporation were approved by shareholders:

                     Article III is amended to read as follows:

ARTICLE III

                     1. The aggregate number of shares which the corporation shall have authority to issue is eighty-one million (81,000,000) shares, divided into eighty million (80,000,000) Common Shares, without par value, and one million (1,000,000) shares of No Par Serial Preferred Shares, without par value.

                     2. The preferences, limitations and relative rights of the shares of each class shall be as follows:

                     (i) No Par Serial Preferred Shares.

                              (a) Division Into Series. The corporation’s board of directors is hereby expressly granted authority to divide any or all shares of the corporation’s Preferred Shares into series designated " % No Par Serial Preferred Shares" (inserting in each case the annual dividend rate, as fixed and determined by the board of directors for each series) and to fix and determine from time to time and to the extent permitted by law the relative powers, rights and preferences of the shares of such series and the qualifications, limitations, or restrictions thereof. Failure of the board of directors to specify any rights and preferences in the resolution establishing any series of the Preferred Shares shall be deemed a denial of any such rights and preferences so omitted.

                              (b) Dividends. The holders of the Preferred Shares of each series shall be entitled to receive, when and as declared by the board of directors, dividends at the rate which shall have been fixed and determined for such series, if any, and no more, in preference to or in such relation to the dividends payable on any other class or classes or series of shares as hereinafter set forth. Such dividends shall not be cumulative. Computation of the amount of dividends accrued in respect of a fraction of a year shall be on the basis of a 360-day year. In case dividends for any period are not paid in full, all shares of Preferred Shares of all series shall participate ratably in the payment of dividends for such period in proportion to the full amounts of such dividends for such period to which they are respectively entitled. Unpaid dividends shall not bear interest. No dividend shall be declared or paid or set apart for payment in any fiscal year on the Common Shares or on any other class of shares of the corporation ranking as to dividends subordinate to the Preferred Shares, other than dividends payable in Common Shares or in any other class of shares of the corporation ranking as to dividends subordinate to the Preferred Shares, and no payment shall be made to any sinking fund for the Preferred Shares or for any other class of shares of the corporation ranking as to dividends on a parity with or subordinate to the Preferred Shares, until all dividends for such fiscal year at the rate which shall have been fixed and determined for all outstanding shares of each series of Preferred Shares have been declared and paid, or set apart for payment, in full.

                              (c) Voting. Except as otherwise expressly required by law or by the Restated Articles of Incorporation, as amended, shares of Preferred Shares shall not be entitled to vote on any matter submitted to the shareholders. On any matter as to which voting of the Preferred Shares shall be required by law or by the Restated Articles of Incorporation, as amended, such shares shall be entitled to one vote per share and all series thereof shall vote as one class.

                             (d) Liquidation. The holders of Preferred Shares of each series shall be entitled to receive, before any payment or distribution of the assets of the corporation, whether capital or surplus, shall be made to or set apart for the holders of the Common Shares or any other series or class of shares ranking junior to such series of Preferred Shares as to rights upon liquidation, upon the liquidation, dissolution or winding up of the affairs of the corporation, voluntary or involuntary, the amount fixed and determined for such series, together with all dividends declared and unpaid thereon to the date of final distribution, and no more. If, upon liquidation, dissolution or winding up of the corporation, the assets of the corporation distributable among the holders of the Preferred Shares shall be insufficient to pay in full

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the preferential amount aforesaid, then such assets shall be distributed among such holders ratably in proportion to the full amounts which would be payable on such shares if all amounts payable thereon were paid in full.

Neither the merger nor consolidation of the corporation into or with any other corporation nor the merger or consolidation of any other corporation into or with the corporation, nor a sale, transfer or lease of all or any part of the assets of the corporation shall be deemed to be a liquidation, dissolution or winding up of the corporation within the meaning of this paragraph (d).

                     (ii) Common Shares. Subject to all the rights and preferences of the Preferred Shares, the Common Shares shall have the following rights and limitations:

                            (a) Dividends. Whenever there shall have been paid or set aside for payment to the holders of the outstanding shares of Preferred Shares and to the holders of outstanding shares of any other class of shares having preference over the Common Shares as to the payment of dividends the full amount of dividends and of sinking fund or purchase fund or other retirement payments, if any, to which such holders are respectively entitled in preference to the Common Shares, then dividends may be paid on the Common Shares and on any class or series of shares entitled to participate therewith as to dividends, out of any assets legally available for the payment of dividends, but only when and as declared by the board of directors, provided that dividends payable in Common Shares or in any other class of shares ranking as to dividends and assets subordinate to the Preferred Shares may be paid without regard to the status of payments to the holders of Preferred Shares or other classes of shares.

                            (b) Voting Rights. Holders of Common Shares shall be entitled to one vote per share on any matter submitted to the shareholders.

                            (c) Liquidation Rights. In the event of any liquidation, dissolution or winding up of the corporation, after there shall have been paid to or set aside for the holders of the shares of Preferred Shares and any other class of shares having preference over the Common Shares in the event of liquidation, the full preferential amounts to which they are respectively entitled, the holders of the Common Shares and of any class or series of shares entitled to participate therewith, in whole or in part, as to the distribution of assets, shall be entitled to receive the remaining assets of the corporation available for distribution.

A new Article XII is added as follows:

ARTICLE XII

                     No director of the corporation shall be personally liable to the corporation or its shareholders for monetary damages for conduct as a director; provided that this Article XII shall not eliminate the liability of a director for any act or omission for which such elimination of liability is not permitted under the Oregon Business Corporation Act. No amendment to the Oregon Business Corporation Act that further limits the acts or omissions for which elimination of liability is permitted shall affect the liability of a director for any act or omission which occurs prior to the effective date of such amendment.

                     3. At the time of adoption of the amendments, there were 31,038,485 of the corporation’s Common Shares, without par value, and no Preferred Shares, without par value, outstanding and entitled to vote on the amendments.

                     4. Of the total outstanding shares entitled to vote, 23,131,032 shares voted for the amendment to Article III, 3,211,576 shares voted against the amendment to Article III and 52,019 shares abstained with respect to the amendment to Article III. Of the total outstanding shares entitled to vote, 23,683,623 shares voted for the amendment adding Article XII, 2,329,937 shares voted against the amendment adding Article XII and 381,067 shares abstained with respect to the amendment adding Article XII.

                     Dated: October 7, 1987.

TEKTRONIX, INC.
By	R. ALLAN LEEDY, JR.
R. Allan Leedy, Jr.
Secretary

4

Submit the Original And One True Copy No Fee Required	STATE OF OREGON CORPORATION DIVISION 158 12th Street NE Salem, OR 97310

Survivor’s Registry Number:	ARTICLES OF MERGER For Parent and 90% Owned Subsidiary Without Shareholder Approval
04354015 (If known)

PLEASE TYPE OR PRINT LEGIBLY IN BLACK INK

1.	Name of parent corporation: Tektronix, Inc.

2.	Name of subsidiary corporation: CAE Systems, Inc.

3.	Name of surviving corporation: Tektronix, Inc.

4.	A copy of the plan of merger setting forth the manner and basis of converting shares of the subsidiary into shares, obligations, or other securities of the parent corporation or any other corporation or into cash or other property is attached.

5.	Check the appropriate box and fill in any requested information:

	[ ]	A copy of the plan of merger or a summary was mailed to each shareholder of record of the subsidiary corporation on or before ____________, 19__.

	[X]	The mailing of a copy of the plan or a summary was waived by all outstanding shares.

Vice President
Execution:	R. ALLAN LEEDY, JR. R. Allan Leedy, Jr. Secretary and General
Signature Printed Name Title Counsel

Person to contact about this filing: Thomas J. Spence 643-8124
Name Daytime Phone Number

Submit the original and a true copy to the Corporation Division, 158 12th Street NE, Salem, Oregon 97310. There is no fee required. If you have questions, please call (503) 378-4166.

PLAN OF MERGER

                     THIS PLAN OF MERGER, dated as of September 16, 1987, made and entered into by and between Tektronix, Inc., an Oregon corporation ("Tektronix"), and CAE Systems, Inc., a California corporation ("CAE");

                     WHEREAS, CAE is a California corporation and has authorized capital stock consisting of 100 shares of Common Stock, of which 100 shares are issued and outstanding, all of which are owned by Tektronix, Inc., an Oregon corporation; and

                     WHEREAS, Tektronix is an Oregon corporation owning 100 percent of the outstanding shares of CAE; and

                     WHEREAS, the respective Boards of Directors of Tektronix and CAE deem it advisable and to the advantage of the said corporations that CAE be merged with and into Tektronix pursuant to this Plan of Merger (the "Merger") whereby Tektronix will be the surviving corporation;

                     NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein contained, CAE will be merged into Tektronix on the following terms and conditions:

                     1. Upon the Effective Date of the Merger, as hereinafter defined, CAE shall be merged into Tektronix in the manner and with the effect provided by the general corporation laws of the States of California and Oregon. The separate existence of CAE shall cease as soon as the Merger shall become effective, and thereupon Tektronix and CAE shall become a single corporation (hereinafter sometimes referred to as the "Surviving Corporation"), with the result that Tektronix shall survive such Merger and shall succeed, without transfer, to all the rights and property of CAE, and shall be subject to all the debts and liabilities of CAE, in the same manner as if the Surviving Corporation had itself incurred them, and shall continue to exist under, and be governed by, the laws of the State of Oregon. The Merger shall become effective upon the filing of the necessary documents with the Secretary of State of the State of Oregon and the Secretary of State of the State of California, which date is herein referred to as the "Effective Date."

                     2. The street address of the principal office of the Surviving Corporation will be 14150 S.W. Karl Braun Drive, Beaverton Oregon 97005. The post office address will be P.O. Box 500, Beaverton, Oregon 97077.

                3. (a) Upon the Effective Date, Tektronix, Inc. will surrender for cancellation all of the shares of Common Stock of CAE owned by it. No other shares of CAE are outstanding.

                     (b) Each share of Common Stock of Tektronix issued and outstanding immediately prior to the Effective Date shall remain outstanding without change by virtue of the Merger.

                     4. Notwithstanding any of the provisions of this Plan of Merger, the respective Boards of Directors of Tektronix and CAE, at any time before or after approval by the shareholders of either or both corporations, and prior to the Effective Date of the Merger herein contemplated, and for any reason they may deem sufficient and proper, shall have the power and authority to abandon and refrain from making effective the contemplated merger as set forth herein; in which case this Plan of Merger shall thereby be canceled and become null and void.

TEKTRONIX, INC.

Date:	October 27, 1987	By:	EARL WANTLAND

		Title:	President and CEO

Date:	October 22, 1987	By:	R. ALLAN LEEDY, JR.

		Title:	Vice President, Secretary
and General Counsel

CAE SYSTEMS, INC.

Date:	September 28, 1987	By:	RICHARD

		Title:	President

Date:	September 28, 1987	By:	THOMAS J. SPENCE

		Title:	Secretary

ARTICLES OF AMENDMENT

OF

TEKTRONIX, INC.

                     Pursuant to the Oregon Business Corporation Act, these Articles of Amendment were adopted by the undersigned corporation:

                     1. The name of the corporation is Tektronix, Inc.

                     2. On September 23, 1989, the following amendment to the Restated Articles of Incorporation, as amended, of the corporation was approved by shareholders:

                     Article III is amended to read as follows:

ARTICLE III

                     1. The aggregate number of shares which the corporation shall have authority to issue is eighty-one million (81,000,000) shares, divided into eighty million (80,000,000) Common Shares, without par value, and one million (1,000,000) No Par Serial Preferred Shares, without par value.

                     2. Holders of Common Shares are entitled to one vote per share on any matter submitted to the shareholders. On dissolution of the corporation, after any preferential amount with respect to the No Par Serial Preferred Shares has been paid or set aside, the holders of Common Shares and the holders of any series of No Par Serial Preferred shares entitled to participate in the distribution of assets are entitled to receive the net assets of the corporation.

                     3. The corporation’s board of directors is authorized, subject to limitations prescribed by the Oregon Business Corporation Act, as amended from time to time (the "Act"), and by the provisions of this Article, to provide for the issuance of No Par Serial Preferred Shares in series, to establish from time to time the number of shares to be included in each series and to determine the designations, relative rights, preferences and limitations of the shares of each series. The authority of the board of directors with respect to each series includes determination of the following:

                            (1) The number of shares in and the distinguishing designation of that series;

                            (2) Whether shares of that series shall have full, special, conditional, limited or no voting rights, except to the extent otherwise provided by the Act;

                             (3) Whether shares of that series shall be convertible and the terms and conditions of the conversion, including provision for adjustment of the conversion rate in circumstances determined by the board of directors;

                             (4) Whether shares of that series shall be redeemable and the terms and conditions of redemption, including the date or dates upon or after which they shall be redeemable and the amount per share payable in case of redemption, which amount may vary under different conditions or at different redemption dates;

                             (5) The dividend rate, if any, on shares of that series, the manner of calculating any dividends and the preferences of any dividends;

                             (6) The rights of shares of that series in the event of voluntary or involuntary dissolution of the corporation and the rights of priority of that series relative to the Common Shares and any other series of No Par Serial Preferred Shares on the distribution of assets on dissolution; and

                             (7) Any other rights, preferences and limitations of that series that are permitted by law to vary.

                     3. At the time of adoption of the amendment, there were 28,945,784 of the corporation’s Common Shares, without par value, and no Preferred Shares, without par value, outstanding and entitled to vote on the amendment.

                     4. Of the total outstanding shares entitled to vote, 10,629,278 shares voted for the amendment and 10,364,301 shares voted against the amendment.

Dated: September 29, 1989.

TEKTRONIX, INC.

By	R. ALLAN LEEDY, JR.
R. Allan Leedy, Jr.
Secretary

2

ARTICLES OF AMENDMENT

OF

TEKTRONIX, INC.

                     Pursuant to the Oregon Business Corporation Act, these Articles of Amendment were adopted by the undersigned corporation:

                     1. The name of the corporation is Tektronix, Inc.

                     2. On August 16, 1990, the following amendment to the Restated Articles of Incorporation, as amended, of the corporation was duly adopted by the Board of Directors pursuant to ORS 60.134:

                     Article XIII is added to read as follows:

ARTICLE XIII

                     This Article XIII sets forth the designation, preferences, limitations and relative rights of a series of No Par Preferred Shares of the corporation as determined by the board of directors of the corporation pursuant to its authority under Oregon Revised Statutes 60.134 and Section 3 of Article III of these Restated Articles of Incorporation.

                     1. Designation and Amount. The shares of such series shall be designated as "Series A No Par Preferred Shares" and the number of shares constituting such series shall be 80,000.

                     2. Dividends and Distributions.

                          (i) The holders of shares of Series A No Par Preferred Shares shall be entitled to receive, when and as declared by the board of directors, out of funds legally available for the purpose, dividends in an amount per share equal to 1,000 (the "Adjustment Number") multiplied by the aggregate per share amount of all cash dividends, and the Adjustment Number multiplied by the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions other than a dividend payable in Common Shares or a subdivision of the outstanding Common Shares (by reclassification or otherwise), declared on the Common Shares, without par value, of the corporation (the "Common Shares") after the first issuance of any share or fraction of a share of Series A No Par Preferred Shares.

                         (ii) The corporation shall declare a dividend or distribution on the Series A No Par Preferred Shares as provided in subparagraph 2(1) at the same time that it declares a dividend or distribution on the Common Shares (other than a dividend payable in Common Shares).

                         (iii) Dividends shall not be cumulative. Unpaid dividends shall not bear interest. Dividends paid on the Series A No Par Preferred Shares in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding.

                     3. Voting Rights. The holders of Series A No Par Preferred Shares shall have the following voting rights:

                         (i) Each Series A No Par Preferred Share shall entitle the holder thereof to the number of votes equal to the Adjustment Number then in effect on all matters submitted to a vote of the shareholders of the corporation.

                         (ii) Except as otherwise provided herein or by law, the holders of Series A No Par Preferred Shares and the holders of Common Shares shall vote together as one class on all matters submitted to a vote of shareholders of the corporation.

                     4. Certain Restrictions.

                         (i) Whenever dividends or distributions payable on the Series A No Par Preferred Shares as provided in Section 2 have not been declared or paid for any fiscal year, until all such dividends and distributions for such fiscal year on Series A No Par Preferred Shares outstanding shall have been declared and paid in full, the corporation shall not in such fiscal year

                           (a) declare or pay dividends on or make any other distributions on any shares of stock ranking junior or on a parity (either as to dividends or upon liquidation, dissolution or winding up) to the Series A No Par Preferred Shares except dividends paid ratably on the Series A No Par Preferred Shares and all such parity stock on which dividends are payable in proportion to the total amounts to which the holders of all such shares are then entitled and dividends or distributions payable in Common Shares;

                           (b) purchase or otherwise acquire for consideration any Series A No Par Preferred Shares or any shares of stock ranking on a parity with the Series A No Par Preferred Shares, except in accordance with a purchase offer made in writing or by publication (as determined by the board of directors) to all holders of such shares upon

2

such terms as the board of directors, after consideration of the respective dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

                            (ii) The corporation shall not permit any subsidiary of the corporation to purchase or otherwise acquire for consideration any shares of stock of the corporation unless the corporation could, under subparagraph 4(i), purchase or otherwise acquire such shares at such time and in such manner.

                     5. Restriction on Issuance of Shares; Reacquired Shares. The corporation shall not issue any Series A No Par Preferred Shares except upon exercise of rights (the "Rights") issued pursuant to the Rights Agreement dated as of August 16, 1990, between the corporation and First Chicago Trust Company of New York (the "Rights Agreement"), a copy of which is on file with the secretary of the corporation at its principal executive office and shall be made available to shareholders of record without charge upon written request. Any Series A No Par Preferred Shares purchased or otherwise acquired by the corporation in any manner whatsoever may be restored to the status of authorized but unissued shares after the acquisition thereof. All such shares shall upon any such restoration become authorized but unissued shares of Preferred Shares and may be reissued as part of a new series of Preferred Shares to be created by the board of directors, subject to the conditions and restrictions on issuance set forth herein.

                     6. Liquidation, Dissolution or Winding Up.

                           (i) Upon any liquidation (voluntary or otherwise), dissolution or winding up of the corporation, no distribution shall be made to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A No Par Preferred Shares unless, prior thereto, the holders of shares of Series A No Par Preferred Shares shall have received the Adjustment Number multiplied by the per share amount to be distributed to holders of Common Shares, plus an amount equal to declared and unpaid dividends and distributions thereon to the date of such payment (the "Series A Liquidation Preference"). Following the payment of the full amount of the Series A Liquidation Preference, no additional distributions shall be made to the holders of shares of Series A No Par Preferred Shares.

                          (ii) In the event that there are not sufficient assets available to permit payment in full of the Series A Liquidation Preference and the liquidation preferences of all other series of Preferred Shares, if any, which rank senior to or on a parity with the Series A No Par Preferred Shares, then assets shall be distributed first to holders of any series of

3

Preferred Shares ranking senior to the Series A No Par Preferred Shares to the extent of their liquidation preferences and such remaining assets shall be distributed ratably to the holders of Series A No Par Preferred Shares and such parity shares in proportion to their respective liquidation preferences.

                     7. Consolidation, Merger, etc. In case the corporation shall enter into any consolidation, merger, combination or other transaction in which the Common Shares are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case the Series A No Par Preferred Shares shall at the same time be similarly exchanged or changed in an amount per share equal to the Adjustment Number multiplied by the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each Common Share is changed or exchanged.

                     8. Anti-Dilution Adjustments to Adjustment Number. In the event the corporation shall at any time after September 7, 1990 (the "Rights Declaration Date") (i) declare any dividend on Common Shares payable in shares of Common Shares, (ii) subdivide the outstanding Common Shares, or (iii) combine the outstanding Common Shares into a smaller number of shares, then in each such case the Adjustment Number for all purposes of this Article XIII shall be adjusted by multiplying the Adjustment Number then in effect by a fraction, the numerator of which is the number of Common Shares outstanding immediately after such event and the denominator of which is the number of Common Shares that were outstanding immediately prior to such event. In the event the corporation shall at any time after the Rights Declaration Date, fix a record date for the issuance of rights, options or warrants to all holders of Common Shares entitling them (for a period expiring within 45 calendar days after such record date) to subscribe for or purchase Common Shares or securities convertible into Common Shares at a price per Common Shares (or having a conversion price per share, if a security convertible into Common Shares) less than the then Current Per Share Market Price of the Common Shares (as defined in Section 11(d) of the Rights Agreement) on such record date, then in each such case the Adjustment Number for all purposes of this Article XIII shall be adjusted by multiplying the Adjustment Number then in effect by a fraction, the numerator of which shall be the number of Common Shares outstanding on such record date plus the number of additional Common Shares to be offered for subscription or purchase (or into which the convertible securities so to be offered are initially convertible) and the denominator of which shall be the number of Common Shares outstanding on such record date plus the number of shares of Common Stock which the aggregate offering price of the total number of Common Shares so to be offered (and/or the aggregate initial conversion price of the convertible securities so to be offered) would purchase at such

4

Current Per Share Market Price (as defined in Section 11(d) of the Rights Agreement). In case such subscription price may be paid in a consideration part or all of which shall be in a form other than cash, the value of such consideration shall be as determined in good faith by the board of directors. Common Shares owned by or held for the account of the corporation shall not be deemed outstanding for the purpose of any such computation. Such adjustment shall be made successively whenever such a record date is fixed. In the event that such rights, options or warrants are not so issued, the Adjustment Number shall be readjusted as if such record date had not been fixed; and to the extent such rights, options or warrants are issued but not exercised prior to their expiration, the Adjustment Number shall be readjusted to be the number which would have resulted from the adjustment provided for in this paragraph 8 if only the rights, options or warrants that were exercised had been issued.

                     9. No Redemption. The Series A No Par Preferred Shares shall not be redeemable at the option of the corporation or any holder thereof. Notwithstanding the foregoing sentence, the corporation may acquire Series A No Par Preferred Shares in any other manner permitted by law.

                     10. Amendment. Subsequent to the Distribution Date (as defined in the Rights Agreement) these articles of incorporation shall not be further amended in any manner which would materially alter or change the preferences, limitations and relative rights of the Series A No Par Preferred Shares so as to affect them adversely without the affirmative vote of the holders of a majority of the outstanding Series A No Par Preferred Shares, voting separately as a class.

                     11. Fractional Shares. Series A No Par Preferred Shares may be issued in fractions of a share in integral multiples of one one-thousandth of a share, which shall entitle the holder, in proportion to such holders’ fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series A No Par Preferred Shares.

                     Dated: August 30, 1990.

TEKTRONIX, INC.

By	R. ALLAN LEEDY, JR.
R. Allan Leedy, Jr.
Vice President, Secretary
and General Counsel

5

ARTICLES OF MERGER
OF THE GRASS VALLEY GROUP, INC.

WITH AND INTO
TEKTRONIX, INC.

                     The following Articles of Merger are filed pursuant to ORS 60.494 by Tektronix, Inc., an Oregon corporation, the surviving corporation in a merger of The Grass Valley Group, Inc., a California corporation and a wholly owned subsidiary of Tektronix, Inc., with and into Tektronix, Inc. (the "Subsidiary Merger"), pursuant to ORS 60.501 and ORS 60.491.

                     1. The name of the parent corporation is Tektronix, Inc. ("Parent"), an Oregon corporation.

                     2. The name of the subsidiary corporation is The Grass Valley Group, Inc. ("Sub"), a California corporation. Parent owns 100 percent of the 1,000 outstanding shares of Sub’s common stock.

                     3. The plan of merger is attached hereto as Exhibit A and is incorporated herein by reference.

                     4. Shareholder approval of the Subsidiary Merger was not required, pursuant to ORS 60.491.

                     5. The effective date and time of the Subsidiary Merger shall be January 20, 1996, at 11:59 p.m.

                     6. The person to contact about this filing is:

                                           Peter J. Bragdon
                                          Telephone: (503) 294-9517

                     Dated: January 11, 1996

TEKTRONIX, INC.

By:	CARL W. NEUN
Carl W. Neun,
Senior Vice President
and Chief Financial Officer

EXHIBIT A

PLAN OF MERGER
OF
THE GRASS VALLEY GROUP, INC.
WITH AND INTO
TEKTRONIX, INC.

                     1. Parties.

                     a. The name of the subsidiary corporation is The Grass Valley Group, Inc. ("Subsidiary"), a California corporation.

                     b. The name of the parent corporation owning all of the outstanding shares of Subsidiary is Tektronix, Inc., an Oregon corporation.

                     2. Manner or Basis. The manner or basis of converting the shares of Subsidiary into shares, obligations, securities, cash or other property is as follows:

                    All of the 1,000 outstanding shares of Common Stock, no par value, of Subsidiary are held by Tektronix, Inc.
                    prior to the merger and shall be cancelled in the merger.

ARTICLES OF MERGER

OF MICROWAVE LOGIC, INC.
WITH AND INTO
TEKTRONIX, INC.

                    The following Articles of Merger are filed pursuant to ORS 60.494 by Tektronix, Inc., an Oregon corporation, the surviving corporation in a merger of Microwave Logic, Inc., a Delaware corporation and a wholly owned subsidiary of Tektronix, Inc., with and into Tektronix, Inc. (the "Subsidiary Merger"), pursuant to ORS 60.501 and ORS 60.491.

1. The name of the parent corporation is Tektronix, Inc. ("Parent"), an Oregon corporation.

2. The name of the subsidiary corporation is Microwave Logic, Inc., a Delaware corporation ("Subsidiary"). Parent owns 100% of the 100 outstanding shares of Subsidiary’s common stock.

3. The plan of merger is attached hereto as Exhibit A and is incorporated herein by reference.

4. Shareholder approval of the Subsidiary Merger was not required, pursuant to ORS 60.491.

5. The effective date of the Subsidiary Merger shall be May 25, 1996.

6. The person to contact about this filing is:

                                           Margaret Hill Noto
                                           Telephone: (503) 294-9348

                          Dated: May 16, 1996

TEKTRONIX, INC.

By:	JOHN P. KARALIS
John P. Karalis Senior Vice President and Secretary

EXHIBIT A

PLAN OF MERGER
OF
MICROWAVE LOGIC, INC.
WITH AND INTO
TEKTRONIX, INC.

                           Parties.

                    a. The name of the subsidiary corporation is Microwave Logic, Inc. (the "Subsidiary"), a Delaware corporation.

                     b. The name of the parent corporation owning all of the outstanding shares of the Subsidiary is Tektronix, Inc., an Oregon corporation.

                    2. Manner or Basis. The manner or basis of converting the shares of the Subsidiary into shares, obligations, securities, cash or other property is as follows:

          All of the 100 outstanding shares of Common Stock, no par value, of the Subsidiary are held by Tektronix, Inc. prior to the merger and shall be cancelled in the merger.

                     3. Surviving Corporation. Tektronix, Inc. shall be the surviving corporation following the merger.

ARTICLES OF MERGER
OF LIGHTWORKS EDITING SYSTEM, INC.
WITH AND INTO
TEKTRONIX, INC.

                     The following Articles of Merger are filed pursuant to ORS 60.494 by Tektronix, Inc., an Oregon corporation, the surviving corporation in a merger of Lightworks Editing System, Inc., a California corporation and a wholly owned subsidiary of Tektronix, Inc., with and into Tektronix, Inc. (the "Subsidiary Merger"), pursuant to ORS 60.501 and ORS 60.491.

                     1. The name of the parent corporation is Tektronix, Inc., an Oregon corporation ("Parent").

                     2. The name of the subsidiary corporation is Lightworks Editing System, Inc., a California corporation (the "Subsidiary"). Parent owns 100 percent of the 1,000 outstanding shares of Subsidiary’s common stock.

                     3. The plan of merger is attached hereto as Exhibit A and is incorporated herein by reference.

                     4. Shareholder approval of the Subsidiary Merger was not required, pursuant to ORS 60.491.

                     5. The effective date of the Subsidiary Merger shall be May 26, 1996.

                     6. The person to contact about this filing is:

Margaret Hill Noto

Telephone: (503) 294-9348

                     Dated: May 16, 1996

TEKTRONIX, INC.

By:	JOHN P. KARALIS
John P. Karalis
Senior Vice President and Secretary

EXHIBIT A

PLAN OF MERGER
OF
LIGHTWORKS EDITING SYSTEM, INC.
WITH AND INTO
TEKTRONIX, INC.

                     1. Parties.

                             a. The name of the subsidiary corporation is Lightworks Editing System, Inc., a California corporation (the "Subsidiary").

                             b. The name of the parent corporation owning all of the outstanding shares of the Subsidiary is Tektronix, Inc., an Oregon corporation.

                     2. Manner or Basis of Conversion. The manner or basis of converting the shares of the Subsidiary into shares, obligations, securities, cash or other property is as follows:

All of the 1,000 outstanding shares of Common Stock of the Subsidiary are held by Tektronix, Inc. prior to the merger and shall be cancelled in the merger.

                     3. Surviving Corporation. Tektronix, Inc. shall be the surviving corporation following the merger.

ARTICLES OF AMENDMENT

OF

TEKTRONIX, INC.

Pursuant to the Oregon Business Corporation Act, these Articles of Amendment were adopted by the undersigned corporation:

                     1. The name of the corporation is Tektronix, Inc.

                     2. On September 24, 1998, the following amendment to the Restated Articles of Incorporation, as amended, of the corporation was approved by shareholders: Article III, Section 1 is amended to read as follows:

ARTICLE III

1. The aggregate number of shares which the corporation shall have authority to issue is two hundred one million (201,000,000) shares, divided into two hundred million (200,000,000) Common Shares, without par value, and one million (1,000,000) No Par Serial Preferred Shares, without par value."

                     3. At the time of adoption of the amendment, there were 49,638,025 of the corporation’s Common Shares, without par value, and no Preferred Shares, without par value, outstanding and entitled to vote on the amendment.

                     4. Of the total outstanding shares entitled to vote, 23,020,855 shares voted for the amendment and 18,373,131 shares voted against the amendment.

                     Dated: October 7, 1998.

TEKTRONIX, INC.

By:	JAMES F. DALTON
James F. Dalton
Secretary

ARTICLES OF AMENDMENT
OF
TEKTRONIX, INC.
ESTABLISHING
SERIES B NO PAR PREFERRED SHARES

                               Pursuant to the Oregon Business Corporation Act, these Articles of Amendment were adopted by the undersigned corporation:

                               1. The name of the corporation is Tektronix, Inc.

2. On June 21, 2000, the following amendment to the Restated Articles of Incorporation, as amended, of the corporation was duly adopted by the Board of Directors pursuant to ORS 60.134:

Article XIV is added to read as follows:

ARTICLE XIV

                    This Article XIV sets forth, the designation, preferences, limitations and relative rights of a series of No Par Preferred Shares of the corporation as determined by the board of directors of the corporation pursuant to its authority under Oregon Revised Statutes 60.134 and Section 3 of Article III of these Restated Articles of Incorporation.

1. Designation and Amount. The shares of such series shall be designated as "Series B No Par Preferred Shares" and the number of shares constituting such series shall be 125,000.

2. Dividends and Distributions.

                         (i) The holders of shares of Series B No Par Preferred Shares shall be entitled to receive, when and as declared by the board of directors, out of funds legally available for the purpose, dividends in an amount per share equal to 1,000 (the "Adjustment Number") multiplied by the aggregate per share amount of all cash dividends, and the Adjustment Number multiplied by the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions other than a dividend payable in Common Shares or a subdivision of the outstanding Common Shares (by reclassification or otherwise), declared on the Common Shares, without par value, of the corporation (the "Common Shares") after the first issuance of any share or fraction of a share of Series B No Par Preferred Shares.

                         (ii) The corporation shall declare a dividend or distribution on the Series B No Par Preferred Shares as provided in subparagraph 2 (i) at the same time that it declares a dividend or distribution on the Common Shares (other than a dividend payable in Common Shares).

                         (iii) Dividends shall not be cumulative. Unpaid dividends shall not bear interest. Dividends paid on the Series B No Par Preferred Shares in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding.

                    3. Voting Rights. The holders of Series B No Par Preferred Shares shall have the following voting rights:

                         (i) Each Series B No Par Preferred Share shall entitle the holder thereof to the number of votes equal to the Adjustment Number then in effect on all matters submitted to a vote of the shareholders of the corporation.

                         (ii) Except as otherwise provided herein or by law, the holders of Series B No Par Preferred Shares and the holders of common shares shall vote together as one class on all matters submitted to a vote of shareholders of the corporation.

                    4. Certain Restrictions.

                         (i) Whenever dividends or distributions payable on the Series B No Par Preferred Shares as provided in Section 2 have not been declared or paid for any fiscal year, until all such dividends and distributions for such fiscal year on Series B No Par Preferred Shares outstanding shall have been declared and paid in full, the corporation shall not in such fiscal year

                         (a) declare or pay dividends on or make any other distributions on any shares of stock ranking junior or on a parity (either as to dividends or upon liquidation, dissolution or winding up) to the Series B No Par Preferred shares except dividends paid ratably on the Series B No Par Preferred Shares and all such parity stock on which dividends are payable in proportion to the total amounts to which the holders of all such shares are then entitled and dividends or distributions payable in Common Shares;

                         (b) purchase or otherwise acquire for consideration any Series B No Par Preferred Shares or any shares of stock ranking on a parity with the Series B No Par Preferred Shares, except in accordance with a purchase offer made in writing or by publication (as determined by the board of directors) to all holders of such shares upon such terms as the board of directors, after consideration of the respective dividend rates and other relative rights and preferences of the respective series and classes, shall determine in

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          good faith will result in fair and equitable treatment among the respective series or classes.

                         (ii) The corporation shall not permit any subsidiary of the corporation to purchase or otherwise acquire for consideration any shares of stock of the corporation unless the corporation could, under subparagraph 4(i), purchase or otherwise acquire such shares at such time and in such manner.

                    5. Restriction on Issuance of Shares; Reacquired Shares. The corporation shall not issue any Series B No Par Preferred Shares except upon exercise of rights (the "Rights") issued pursuant to the Rights Agreement dated as of June 21, 2000, between the corporation and ChaseMellon Shareholder Services, L.L.C., (the "Rights Agreement"), a copy of which is on file with the secretary of the corporation at its principal executive office and shall be made available to shareholders of record without charge upon written request. Any Series B No Par Preferred Shares purchased or otherwise acquired by the corporation in any manner whatsoever may be restored to the status of authorized but unissued shares after, the acquisition thereof. All such shares shall upon any such restoration become authorized but unissued shares of Preferred Shares and may be reissued as part of a new series of Preferred Shares to be created by the board of directors, subject to the conditions and restrictions on issuance set forth herein.

                    6. Liquidation, Dissolution or Winding Up.

                         (i) Upon any liquidation (voluntary or otherwise), dissolution or winding up of the corporation, no distribution shall be made to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series B No Par Preferred Shares unless, prior thereto, the holders of shares of Series B No Par Preferred Shares shall have received the Adjustment Number multiplied by the per share amount to be distributed to holders of Common Shares, plus an amount equal to declared and unpaid dividends and distributions thereon to the date of such payment (the "Series B Liquidation Preference"). Following the payment of the full amount of the Series B Liquidation Preference, no additional distributions shall be made to the holders of shares of Series B No Par Preferred Shares.

                         (ii) In the event that there are not sufficient assets available to permit payment in full of the Series B Liquidation Preference and the liquidation preferences of all other series of Preferred Shares, if any, which rank senior to or on a parity with the Series B No Par Preferred shares, then assets shall be distributed first to holders of any series of Preferred Shares ranking senior to the Series B No Par Preferred Shares to the extent of their liquidation preferences and such remaining assets shall be distributed ratably to the holders of Series B No Par Preferred Shares and such parity shares in proportion to their respective liquidation preferences.

                    7. Consolidation, Merger, etc. In case the corporation shall enter into any consolidation, merger, combination or other transaction in which the Common

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Shares are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case the Series B No Par Preferred Shares shall at the same time be similarly exchanged or changed in an amount per share equal to the Adjustment Number multiplied by the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each Common Share is changed or exchanged.

                    8. Anti-Dilution, Adjustments to Adjustment Number. In the event the corporation shall at any time after September 7, 2000 (the "Rights Declaration Date") (i) declare any dividend on Common Shares payable in shares of Common Shares, (ii) subdivide the outstanding Common Shares, or (iii) combine the outstanding Common Shares into a smaller number of shares, then in each such case the Adjustment Number for all purpose of this Article XIV shall be adjusted by multiplying the Adjustment Number then in effect by a fraction, the numerator of which is the number of Common Shares outstanding immediately after such event and the denominator of which is the number of Common Shares that were outstanding immediately prior to such event. In the event the corporation shall at any time after the Rights Declaration Date, fix a record date for the issuance of rights, options or warrants to all holders of Common Shares entitling them (for a period expiring within 45 calendar days after such record date) to subscribe for or purchase Common Shares or securities convertible into Common Shares at a price per Common Shares (or having a conversion price per share, if a security convertible into Common Shares) less than the then Current Per Share Market Price (as defined in Section 11(d) of the Rights Agreement) of the Common Shares on such record date, then in each such case the Adjustment Number for all purposes of this Article XIV shall be adjusted by multiplying the Adjustment Number then in effect by a fraction, the numerator of which shall be the number of Common Shares outstanding on such record date plus the, number of additional Common Shares to be offered for subscription or purchase (or into which the convertible securities so to be offered are initially convertible) and the denominator of which shall be the number of common Shares outstanding on such record date plus the number of shares of Common Stock which the aggregate offering price of the total number of common Shares so to be offered (and/or the aggregate initial conversion price of the convertible securities so to be offered) would purchase at such Current Per Share Market Price (as defined in Section 11(d) of the Rights Agreement). In case such subscription price may be paid in a consideration part or all of which shall be in a form other than cash, the value of such consideration shall be as determined in good faith by the board of directors. Common Shares owned by or held for the account of the corporation shall, not be deemed outstanding for the purpose of any such computation. Such adjustment shall be made successively whenever such a record date is fixed. In the event that such rights, options or warrants are not so issued, the Adjustment Number shall be readjusted as if such record date had not been fixed; and to the extent such rights, options or warrants are issued but not exercised prior to their expiration, the Adjustment Number shall be readjusted to be the number which would have resulted from the adjustment provided for in this paragraph 8 if only the rights, options or warrants that were exercised had been issued.

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                    9. No Redemption. The Series B No Par Preferred Shares shall not be redeemable at the option of the corporation or any holder thereof. Notwithstanding the foregoing sentence, the corporation may acquire Series B No Par Preferred Shares in any other manner permitted by law.

                    10. Amendment. Subsequent to the Distribution Date (as defined in the Rights Agreement) these articles of incorporation shall not be further amended in any manner which, would materially alter or change the preferences, limitations and relative rights of the Series B No Par Preferred Shares so as to affect them adversely without the affirmative vote of the holders of a majority of the outstanding Series B No Par Preferred Shares, voting separately as a class.

                    10. Fractional Shares. Series B No Par Preferred Shares may be issued in fractions of a share in integral multiples of one one-thousandth of a share, which shall entitle the holder, in proportion to such holders’ fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series B No Par Preferred Shares.

Dated: July 31, 2000

TEKTRONIX, INC.

By:	/s/ JAMES F. DALTON
James F. Dalton, Secretary

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